Exhibit 6.8

AMENDMENT TO

OFFER LETTER

AMENDMENT TO OFFER LETTER, dated as of June 15th, 2022 (this “Amendment”), by and between Shota Shanidze (“Employee”) and GenesisAI Corporation, a Delaware corporation (the “Company”).

RECITALS

A.       The Company and Shota Shanidze previously entered into certain agreement (the “Agreement”).

B.       The parties hereto desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS. All capitalized words and phrases used herein without definition shall have the meanings ascribed to them in the Agreement.

2.       AMENDMENTS.

Shota's salary is amended to $350 per month.

3.       EFFECT OF AMENDMENT. This Amendment shall take effect upon execution by both parties hereto and approval by the Board of Directors of the Company. Except as amended as set forth above, the Agreement shall continue in full force and effect. In the event of a conflict between the provisions of this Amendment and the Agreement, this Amendment shall prevail and govern.

4.       COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

5.       GOVERNING LAW. The validity, construction and effect of this Amendment will be governed by the laws of the State of Delaware without giving effect to that state’s conflict of laws rules. Any Dispute will be resolved in a forum located in the State of Delaware. The provisions of this Section 5 shall survive the entry of any judgment, and will not merge, or be deemed to have merged, into any judgment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth underneath their signatures below.

GenesisAI Corporation

/s/ Archil Cheishvili

By:	Archil Cheishvili
Title:	Chief Executive Officer

Address:

201 SE 2nd Ave
Miami, Florida, 33131

Shota Shanidze

/s/ Shota Shanidze
Shota Shanidze

Address:

Kostava 63, apt 77
Tbilisi, Georgia 0171